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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 22, 2001

                                TANDYCRAFTS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                          1-7258                75-1475224
         --------                          ------                ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation)                                               Identification No.)


                    1400 EVERMAN PARKWAY, FT. WORTH, TX 76140
                    -----------------------------------------
          (Address and telephone number of principal executive offices)

       Registrant's telephone number, including area code: (817) 551-9600



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ITEM 2.    DISPOSITION OF ASSETS.

      On May 15, 2001, Tandycrafts, Inc. ("Tandycrafts"), TAC Holdings, Inc., and Tandyarts, Inc., each a debtor and debtor-in-possession (collectively the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C.ss.ss.101 et seq. in the United States District Court for the District of Delaware (the "Bankruptcy Court"). Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Debtors are continuing to operate their businesses and manage their properties as debtors-in-possession.

      On August 15, 2001, the Bankruptcy Court approved the sale of Tandycrafts' manufacturing facility in Durango, Mexico (the "Durango Facility") to International Wire Group, Inc. for U.S. $3.7 million. The Durango Facility consists of an approximately 27.0 acre tract of land, owned by Tandycrafts, and three industrial buildings and improvements totaling approximately 158,000 square feet, owned by Tandycrafts's wholly-owned Mexican subsidiary, Tandycrafts de Mexico, S.A. de C.V. ("Tandy Mexico").

         This Item 2 does not provide a complete description of the subject transaction and is qualified in its entirety by reference to the Purchase Agreement, dated August 15, 2001, between Tandycrafts, Tandy Mexico and International Wire Group, Inc., as amended by the First Amendment thereto, dated August 21, 2001, which agreement and amendment are listed as exhibits below.

ITEM 7.    EXHIBITS.

99.1 Purchase Agreement, dated August 15, 2001, between Tandycrafts, Tandy Mexico and International Wire Group, Inc. (the "Purchase Agreement").

99.2  First Amendment to the Purchase Agreement, dated August 21, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TANDYCRAFTS, INC.


                                        By: /s/ Michael J. Walsh
                                           -------------------------------------
                                           Michael J. Walsh
                                           President and Chief Executive Officer

Dated:  August 22, 2001